                JOINT FILERS' SIGNATURES

VATERA CAPITAL MANAGEMENT LLC

By:   /s/ Kevin Ferro
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Name: Kevin Ferro
Title: Chief Executive Officer and Managing Member

By:   /s/ Kevin Ferro
   ---------------------------------------------
Kevin Ferro